Exhibit 10.4


                                  KNIGHT RIDDER
                            LONG-TERM INCENTIVE PLAN
                     (As adopted effective January 1, 2003)


INTRODUCTION AND OVERVIEW
-------------------------

The Knight Ridder Long-Term Incentive Plan (the "Plan") is adopted by Knight Ridder, Inc. (the "Company") and is intended to motivate and reward senior executives for creating shareholder value that is equal to or greater than that created by other leading newspaper companies. Specific Plan objectives include:

         o Focus participants on total shareholder return ("TSR"), defined as stock appreciation plus dividends (assuming that dividends are reinvested in Knight Ridder stock).

         o Link rewards to the level of TSR achieved as well as to Knight Ridder's TSR relative to that of other companies that comprise the S&P Publishing/Newspaper Index.

         o Provide participants the opportunity to earn compensation commensurate with performance, including superior rewards for superior performance.

Participants will be selected to participate in the Plan prior to the beginning of a three-year performance period (a "Performance Period"). Each Performance Period will be of three years duration and will commence on the first day of January of the applicable year. Unless otherwise determined in accordance with the Plan, a new three-year Performance Period will commence at the end of each Performance Period. Participants will have the opportunity to earn a cash award at the end of the Performance Period based on the TSR for Knight Ridder stock from the December preceding the commencement of the Performance Period through the end of the Performance Period (e.g., December 2002 through December 2005) compared to the TSR for the stock of the other companies in the S&P Publishing/Newspaper Index during the same period. Depending on the TSR for Knight Ridder relative to that of the comparison companies, anywhere between 0 and 100% of the potential award will be earned. Participants may elect in advance to defer receipt of all or a portion of the award by participating in the Knight Ridder Long-Term Incentive Deferral Program (the "Deferral Program").

Upon determination of the actual award payment, participants will also receive a payment equal to the dividends that would have been paid on shares of Knight Ridder stock during the Performance Period, if the award had been held as stock during the Performance Period, as well as any additional value that would have accrued if each of those dividends had been invested in Knight Ridder stock on the last business day of the quarter in which it was paid. These dividend-related payments will be deferred for those who have elected to participate in the Deferral Program.

PLAN ADMINISTRATION
-------------------

The Plan will be administered by the Compensation Committee of the Knight Ridder Board of Directors (the "Committee"). The Committee has the authority to interpret the provisions of the Plan and to make any rules and regulations necessary to administer the Plan. The Committee's decision is final in all matters of judgment pertaining to the Plan, and the Committee may, without notice, suspend (in whole or in part), terminate or amend the Plan. In addition, the Committee may adopt such amendments as it deems necessary or desirable to correct any defect or omission in the Plan or to reconcile any inconsistency in the Plan.

PARTICIPATION
-------------

Participants will include selected officers whose participation is approved by the Committee based on the Committee's assessment of their ability to have significant impact on Knight Ridder's TSR.

Participants can be added to the Plan as long as there is at least one year remaining in the Performance Period.

GRANT SIZE
----------

The initial value of the potential award for each initial participant will equal three times 75% of the individual's salary as of first day of January in the first year of the Performance Period.

If a participant is added to the Plan after the initial grant is made, the initial value of the potential award for such later-added participants will be reduced from three times 75% of salary on a pro rata basis to reflect the number of full calendar months in the period of participation. The salary to be used for this purpose shall be the annual rate of salary in effect for the participant as of the first day of the month in which the award is made.

Each potential award will be expressed in terms of a hypothetical Knight Ridder stock account upon grant. The initial number of phantom shares in a participant's bookkeeping account will be equal to a number of Knight Ridder shares having a value equal to the initial value of the potential award. The value of a share for this purpose will be equal to the average closing price of a share of Knight Ridder stock during the calendar month preceding the month of the grant of a potential award.

AWARD CALCULATIONS
------------------

As long as Knight Ridder's TSR is positive, the percentage of the potential award will be determined based on the relationship between Knight Ridder's TSR and the TSR of the four companies (other than Knight Ridder) in the S&P Publishing/Newspaper Index. If Knight Ridder's TSR is not positive, then no award will be paid, regardless of relative positioning.

The four other companies in the S&P Publishing/Newspaper Index are Dow Jones & Company, Inc., Gannett Co., Inc., The New York Times Company, and Tribune Company. If one or more of these companies changes substantially or no longer exists by the end of the Performance Period, or if the S&P Publishing/Newspaper Index changes, the Committee will decide on the companies that will be used for the relative TSR comparison and the method used for determining vesting.

TSR for each company will equal compound annual price appreciation plus dividends, assuming the dividends were reinvested in that company's stock at the end of each quarter in which a dividend is paid. The beginning stock price for each company will equal the average daily closing price during the December immediately preceding the commencement of a Performance Period (e.g., December
2002), and the ending stock price will equal the average daily closing price for the December immediately preceding the expiration of a Performance Period (e.g., December 2005). Appropriate adjustments will be made to account for stock splits and similar events. The attached document entitled "Calculation of Total Shareholder Return" describes the procedure for calculating compound annual TSR and illustrates the approach with examples.

Knight Ridder's TSR must be positive for any award to be paid. If the TSR is positive, the relationship between an actual award and TSR relative to the peers' TSRs will be as follows:

         o No award is paid if Knight Ridder's TSR is below the peer median. The peer median will equal the average of the TSRs of the peer companies ranked #2 and #3 in TSR.

         o 15% of the total potential award is paid if Knight Ridder's TSR is equal to the peer median.

         o If Knight Ridder's TSR falls between the peer median and the TSR of the top-performing peer, the percentage of total award paid will equal 15% (for achieving median) plus an additional percentage for exceeding median. This additional percentage will reflect Knight Ridder's TSR positioning between the median TSR and the TSR of the top peer, as described and illustrated in the Appendix entitled, " Award Calculations." Payment of an award to an individual participant will be capped at 100% of the total potential award.

         o 100% of the potential award is paid if Knight Ridder's TSR is above that of the top-performing peer.

         o In no event will any award to a participant for any Performance Period exceed $5,000,000.

All TSR calculations for purposes of the Plan will be rounded to one decimal point.

OTHER PLAN FEATURES
-------------------

         Termination of a Participant's Rights
         -------------------------------------

Plan participation will end and rights to earn any award will be forfeited if a participant dies, becomes disabled, or retires on or before the end of the first year of the Performance Period (i.e., December 31, 2003). If death, disability or retirement occurs on or after January 1 of the second year of the Performance Period (e.g., January 1, 2004) then the award will be paid on the same date as for participants who continue to be employed throughout the end of the performance measurement period, but on a pro rata basis to reflect the percentage of the three-year period that was worked.

Participants will receive a form to designate a beneficiary in the event of death on or after the date the Performance Period begins.

Termination of employment prior to the date of payment of an award for reasons other than death, disability or retirement will result in immediate forfeiture of any rights to receive an award from the Plan and termination of participation in the Plan.

Notwithstanding the foregoing, in the event of a Change in Control with respect to Knight Ridder prior to a participant's termination for any reason, all Performance Periods with respect to a participant shall be deemed to end immediately prior to the Change in Control, and awards will be immediately determined and paid out to such participant as follows.

Awards (if any) shall be paid based on calculation and comparison of TSR calculated with respect to the shortened Performance Period.

All awards that become payable in connection with a Change in Control shall be paid, rather than deferred under the Deferral Program, regardless of any existing deferral election.

For purposes of the Plan, "Change in Control" means the occurrence of any of the following:

         (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 65% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

         (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

         (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer that one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

         (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this subparagraph, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude:

                  (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; and

                  (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.


         Award Determination; Dividend-Related Payments
         ----------------------------------------------

Awards will be determined after the close of each Performance Period. The number of phantom shares representing each potential award will be adjusted during the Performance Period to account for changes in the capitalization of Knight Ridder (such as stock splits, reverse stock splits and the like). In addition, the number of shares representing each potential award will be adjusted to reflect dividends paid, assuming full reinvestment of dividends actually paid on the equivalent number of actual Knight Ridder shares during the Performance Period.

To determine the cash equivalent of a share or fractional share, the Knight Ridder shares will be valued using the average daily closing price of the Knight Ridder stock during the December the Performance Period ends (e.g., December
2005). To facilitate payment of an actual award, the number of shares in a participant's bookkeeping account will be multiplied by the appropriate percentage determined under "Award calculations" above. Cash equivalent to this number of shares (including fractional shares) will be paid to the individual or credited to the individual's deferral account.
All awards will be paid in cash after the awards are determined, or deferred if participants elect to participate in the Deferral Program.

         Tax Withholding
         ---------------

Required tax amounts will be withheld prior to the payment or crediting of any award and dividend-related payments. The award will be reduced by an amount necessary to cover the withholding tax.

         Employment Rights
         -----------------

The Plan does not constitute a contract of employment, nor does participation in this Plan guarantee participation in any other plan.

         Anti-Dilution Provision
         -----------------------

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, merger, consolidation, spin-off, sale of assets, payment of an extraordinary dividend, or any other change in or affecting the corporate structure or capitalization of Knight Ridder, the shares used for calculating TSR and for determining the number of shares in a phantom bookkeeping account under the Plan shall be treated as the number and kind of securities or property into which each outstanding share of Knight Ridder common stock shall be deemed to be converted or exchanged or which shall be deliverable with respect to each outstanding share of Knight Ridder common stock as a result of such event, and the provisions of this Plan shall continue to apply to such substituted securities or property.

                                    Appendix

AWARD CALCULATIONS
------------------

Preconditions
-------------

First, determine whether Knight Ridder's TSR is positive. If TSR is not positive, there will be no award.

Next, determine whether Knight Ridder's TSR is at least equal to the peer median TSR. If TSR is below the peer median, there will be no award.

         Note: With four companies in the peer group, the median equals the average TSR of the companies ranked #2 and #3 in TSR.

Determining the Vesting Percentage
----------------------------------

         1. If Knight Ridder's TSR is equal to the peer median, then 15% of the total potential award is earned.

         2. If Knight Ridder's TSR falls between median TSR and the TSR of the top peer, then between 15% and 100% of the total potential award will be earned. The total award will consist of two parts:

                      15% vesting for achieving median
                    + an additional  percentage for exceeding median

The additional percentage reflects Knight Ridder's positioning between the median TSR and the TSR of the top performer. TSR equal to the median will result in 0% additional award, and TSR equal to that of the top peer will result in 100% additional award. Interpolation will be used when Knight Ridder's TSR falls between the median and the top. For example, assume the peer median TSR = 4% and the top peer's TSR = 8%:

         Example #1: Knight Ridder's TSR = 5%. Since 5% is 25% of the distance between the median TSR and the top TSR, an additional 25% of the total potential award would be earned. Total award would be 15% + 25% = 40%.

         Example #2: Knight Ridder's TSR = 6%. Since 6% is 50% of the distance between the median TSR and the top TSR, an additional 50% of the total potential award would be earned. Total award would be 15% + 50% = 65%.

         Example #3: Knight Ridder's TSR = 7.4%. Since 7.4% is 85% of the distance between the median TSR and the top TSR, an additional 85% of the total potential award would be earned. Total award would be 15% + 85% = 100%.

         3. If Knight Ridder's TSR is above that of the top peer, then 100% of the total potential award is earned.

Any award will be capped at 100% of total potential award. Therefore, for the example listed above, TSR of 7.4% would result in the maximum award possible.

                     CALCULATION OF TOTAL SHAREHOLDER RETURN
                     KNIGHT RIDDER LONG-TERM INCENTIVE PLAN


This memo outlines the methodology for calculating total shareholder return
(TSR), which is defined as annualized stock price appreciation plus reinvested dividends. For the purposes of the Long-Term Incentive Plan (the "Plan"), TSR will generally be calculated over a three-year performance period ("Performance Period"). The calculation is described below, and reference is made to the attached exhibits.

Calculating TSR: Simplified Example
-----------------------------------

To calculate TSR, one must first determine the total return (stock appreciation plus dividends paid) at the end of the period analyzed. A simplified example of this calculation is illustrated in Exhibit 1, assuming that the period analyzed is only one year.

         o        The Plan starting stock price is $40.00*

         o        The Plan ending stock price is $43.30

         o        An $0.80 dividend is paid on the last day of the year

         o When the $0.80 dividend is added to the ending stock price, the total value to the shareholder equals $44.10

         o        This results in a total dollar return of $4.10, or $44.10
                  minus $40.00

         o The TSR for the one year period analyzed equals $4.10/$40.00, or 10.3% per year

Calculating the Impact of the Reinvestment of Dividends
-------------------------------------------------------

Because we are calculating TSR over a three-year period, and because dividends are typically paid on a quarterly basis, we assume that dividends paid are reinvested in the company's stock on a quarterly basis. It is standard practice to assume that dividends are reinvested in the company's stock when calculating TSR. For the Plan, we will be calculating each peer company's TSR assuming that the dividends it pays are reinvested in that company's own stock.

The calculation of the reinvestment of dividends is as follows (see Exhibit 2):

         o We start at the beginning of the period with 1.000 share having a value equal to the Plan starting stock price of $40.00*

         o Dividends equal to $0.200 per share are paid quarterly at the end of each quarter

         o At the end of the first quarter (March 31, Year 1), the dividend paid is used to purchase additional shares. This is the method by which the "dividend reinvestment" is calculated:

                  - Quarterly dividend per share of $0.200 on 1.000 shares means that a dividend of $0.200 is paid

                  - Dividend of $0.200 is reinvested in the company's stock at the closing price at the end of that quarter. Since the stock price at that time is $40.80, the dividend is used to purchase an additional .005 shares ($0.200/$40.80), bringing the total number of shares to 1.005

         o This process of assuming that dividends are reinvested in the company's stock is repeated at the end of the following quarter, beginning with 1.005 shares

                  - Quarterly dividend per share of $0.200 on 1.005 shares equals total dividends of $0.201

                  - Dividends of $0.201 are reinvested in company stock at the closing stock price at the end of that quarter. Since the stock price at that time is $41.62, this dividend is used to purchase an additional .005 shares ($0.201/$41.62), bringing the total number of shares to 1.010

         o        This process is repeated until the end of the period analyzed

Calculating TSR
---------------

Once the total number of shares at the end of the period is determined, the TSR can be calculated (Exhibit 3).

         o The beginning value is equal to the Plan starting stock price of $40.00*

         o The ending value is equal to the Plan ending stock price times the dividend reinvestment multiplier (shown here as $50.73 X
                  1.067 = $54.15)*

         o The total gain is therefore $14.15 ($54.15 - $40.00). This equals a return of $35.4% on the $40.00 starting price, calculated on a point-to-point basis. However, TSR is calculated on a compound annual growth basis, and so the return must be annualized

         o A 35.4% point-to-point return over a three-year period is equal to a 10.6% compound annual return per year:

===============================================================================

  Beginning
    Value               Year 1                Year 2                Year 3
  of Shares          10.6% Return          10.6% Return          10.6% Return
  ---------          ------------          ------------          ------------

   $40.00               $44.25                $48.95                $54.15
                   ($40.00 x 1.106)      ($44.25 x 1.106)      ($48.95 x 1.106)

================================================================================


With a financial calculator, the 10.6% compound annual growth rate can be derived by inputting $40.00 as the beginning value, $54.15 as the ending value, and 3 as the number of periods. Mathematically, this is equivalent to calculating the cube root of the point-to-point return of 35.4%: 1.354^(1/3) = 1.106.


         * For purposes of the Long-Term Incentive Plan, the beginning value will equal the average daily closing price for December immediately preceding the start of the Performance Period, and the ending value will be based on the average daily closing stock price for December in the final year of the Performance Period.

                                    Exhibit 1


================================================================================

                                  ILLUSTRATIVE
                CALCULATION OF ONE-YEAR TOTAL SHAREHOLDER RETURN

--------------------------------------------------------------------------------

                                                                      Total
                                 Stock            Dividend          Value of
          Date                   Price           Per Share           Shares
--------------------------------------------------------------------------------


    Beginning of Year            $40.00                --            $40.00


    End of Year                  $43.30            $ 0.80            $44.10



                                                Total Return $:      $ 4.10


                                                           TSR:       10.25%
                                                                  ($4.10/$40.00)

================================================================================

                                    Exhibit 2


===================================================================================================

                                           ILLUSTRATIVE
                               CALCULATION OF DIVIDEND REINVESTMENT

---------------------------------------------------------------------------------------------------

                         Shares at                                                      Shares at
                         Beginning                                        Additional       End
                             of       Stock     Dividend       Total      Number of        of
         Date             Quarter     Price     Per Share    Dividends      Shares       Quarter
---------------------------------------------------------------------------------------------------

  Dec. 31, Prior Year         --      $40.00         --           --            --        1.000

  March 31, Year 1         1.000      $40.80     $0.200       $0.200         0.005        1.005

  June 30, Year 1          1.005      $41.62     $0.200       $0.201         0.005        1.010

  Sept. 30, Year 1         1.010      $42.45     $0.200       $0.202         0.005        1.014

  Dec. 31, Year 1          1.014      $43.30     $0.200       $0.203         0.005        1.019

===================================================================================================

                                    Exhibit 3



=================================================================================================================
                                                  ILLUSTRATIVE
                                     CALCULATION OF TOTAL SHAREHOLDER RETURN
-----------------------------------------------------------------------------------------------------------------
                          Shares at                                                      Shares at
                          Beginning                                        Additional       End         Total
                              of        Stock     Dividend      Total      Number of         of       Value of
          Date             Quarter      Price    Per Share    Dividends      Shares       Quarter      Shares
-----------------------------------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------------------------------
   Dec. 31, Prior Year        --       $40.00         --           --            --        1.000       $40.00
  -------------------------------------------------------------------------------------------------------------
   March 31, Year 1        1.000       $40.80     $0.200       $0.200         0.005        1.005       $41.00

   June 30, Year 1         1.005       $41.62     $0.200       $0.201         0.005        1.010       $42.02

   Sept. 30, Year 1        1.010       $42.45     $0.200       $0.202         0.005        1.014       $43.06

   Dec. 31, Year 1         1.014       $43.30     $0.200       $0.203         0.005        1.019       $44.13

   March 31, Year 2        1.019       $44.16     $0.250       $0.255         0.006        1.025       $45.26

   June 30, Year 2         1.025       $45.05     $0.250       $0.256         0.006        1.031       $46.43

   Sept. 30, Year 2        1.031       $45.95     $0.250       $0.258         0.006        1.036       $47.61

   Dec. 31, Year 2         1.036       $46.87     $0.250       $0.259         0.006        1.042       $48.82

   March 31, Year 3        1.042       $47.80     $0.300       $0.313         0.007        1.048       $50.11

   June 30, Year 3         1.048       $48.76     $0.300       $0.314         0.006        1.055       $51.43

   Sept. 30, Year 3        1.055       $49.73     $0.300       $0.316         0.006        1.061       $52.77

  -------------------------------------------------------------------------------------------------------------
   Dec. 31, Year 3         1.061       $50.73     $0.300       $0.318         0.006        1.067       $54.15
  -------------------------------------------------------------------------------------------------------------

                                                                              Total Return $           $14.15

                                                                              Point-to-Point Return      35.4%

                                                                             ----------------------------------
                                                                              TSR                        10.6%
                                                                             ----------------------------------
=================================================================================================================